INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 9, 1999, in the Registration Statement and related Prospectus of the PaineWebber Equity Trust, Growth Stock Series Sixteen
  /s/ ERNST & YOUNG LLP
  New York, New York
  February 24, 1999